SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2001

HEMAGEN DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation	1-11700 (Commission File Number)	04-2869857 (IRS Employer Identification No.)

9033 Red Branch Road, Columbia, Maryland (Address of principal executive offices)	21045 Zip Code

Registrant's telephone number, including area code	(443) 367-5500

(Former name or former address, if changed since last report.)

Item 4.     Changes in Registrant’s Certifying Accountant.

        On March 23, 2001, the Registrant dismissed BDO Seidman, LLP as the Registrant’s independent public accountants. The report of BDO Seidman, LLP for the last two fiscal years were each qualified as to substantial doubt as to the Company’s ability to continue as a going concern.

        The decision to change accountants was approved by the Registrant’s Board of Directors.

        During the Registrant’s two most recent fiscal years, and the interim period in fiscal 2001 to the time of termination, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Registrant has authorized BDO Seidman, LLP to respond fully to any inquiries of its successor accountants.

        During the Registrant's two most recent fiscal years and the subsequent interim period in fiscal 2001 to the date of the dismissal of BDO Seidman, LLP, BDO Seidman LLP did not advise the Registrant of any reportable conditions relating to weaknesses in interal controls.

         On March 28, 2001 the Registrant engaged Grant Thornton, LLP as the principal accountant to audit its financial statements.

        During the Registrant’s two most recent fiscal years and the interim period in fiscal 2001 until the engagement of Grant Thornton, LLP, the Registrant did not consult Grant Thornton, LLP concerning the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements in circumstances in which a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by the Registrant in reaching a decision as to the particular issue.

         A letter from BDO Seidman, LLP is filed as an exhibit to this report.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit 1. Letter dated March 28, 2001 from BDO Seidman, LLP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2001	HEMAGEN DIAGNOSTICS, INC. By: /s/ Deborah F. Ricci Deborah F. Ricci Chief Financial Officer

Exhibit 1

March 28, 2001

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE:    Hemagen Diagnostics, Inc.

Ladies and Gentlemen:

We have read, and agree with, the description of the termination and other comments attributed to BDO Seidman, LLP set forth in Item 4 of Form 8-K dated March 23, 2001 of Hemagen Diagnostics, Inc.

Very truly yours,

/S/ BDO Seidman, LLP
BDO Seidman, LLP